Exhibit 99.2

CenterPoint Energy | 1 First Quarter 2026 Investor Update

CenterPoint Energy | 2 Cautionary Statement and Other Disclosures This presentation and the oral statements made in connection herewith contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included in this presentation and the oral statements made in connection herewith are forward-looking statements made in good faith by CenterPoint Energy, Inc. (“CenterPoint Energy” or the “Company”) and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements concerning CenterPoint Energy’s expectations, beliefs, plans, objectives, goals, strategies, future operations, events, financial position, earnings and guidance, growth, costs, prospects, capital investments or performance or underlying assumptions and other statements that are not historical facts. You should not place undue reliance on forward-looking statements. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will,” or other similar words. The absence of these words, however, does not mean that the statements are not forward-looking. Examples of forward-looking statements in this news release or on the earnings conference call include statements about CenterPoint’s 10-year capital investment plan and the projects and programs therein (which include Houston Electric’s Greater Houston Resiliency Initiative, System Resiliency Plan, the Houston Downtown Revitalization project, industrial load growth projects and 765 kilovolt projects, and other plans, projects and programs relating to electric transmission, generation, resiliency, reliability, safety, gas meter upgrades, and system modernization), including the timing, execution, financing, costs, affordability, and anticipated benefits thereof, regulatory matters relating thereto, and related matters, other capital investments and opportunities therefor (including with respect to incremental capital opportunities, deployment of capital, execution, financing and timing of such projects, and anticipated benefits related thereto), future earnings and guidance, CenterPoint’s goals regarding the resiliency, reliability, and safety of our electric and gas systems, CenterPoint’s long-term growth rate and plans related thereto, dividend growth and payouts, customer charges, customer bills and rate affordability (including forecasts of potential customer savings), operations and maintenance expense reductions, the announced sale of our Ohio natural gas LDC business (including with respect to timing, anticipated benefits, and related matters, such as the Seller’s Note), anticipated benefits thereof, regulatory matters including the timing of, projections for, recovery through and anticipated benefits from the settlement of, rate cases and interim capital trackers for CenterPoint and its subsidiaries (as applicable), base rate growth, population growth, and economic development in CenterPoint’s service territories, CenterPoint’s ability to support economic growth, meet customer needs and improve customer experiences, Houston Electric’s release of its 15 large 27 megawatt (“MW”) to 32 MW temporary emergency electric energy facilities (“TEEEF”) units to the San Antonio area and its ability to complete one or more other future transactions involving various sizes of TEEEF units (including with respect to timing, filings related thereto, corresponding reductions in Houston Electric’s TEEEF fleet capacity, anticipated benefits including with respect to revenue generation, rates, expected market demand for the units, and related matters), the timing and extent of CenterPoint's recovery of costs and investments, electric demand growth (including industrial and data center load growth) in CenterPoint’s service territories (including forecasts and the drivers thereof, our ability to meet capacity needs related thereto, interconnection requests and projects related thereto and our ability to connect customers, anticipated timing and the speed with which we can energize such projects and the charges and bills related to such projects, including anticipated cost savings to our customers from such large projects, capital investment opportunities related thereto, the timing of investments related thereto, and anticipated benefits of such growth), transmission planning studies and anticipated results thereof, financing plans (including in relation to operating cash flow, capital recycling, and the need for, timing of, and anticipated benefits of any future equity or debt issuances, forward sales, and securitization, credit metrics and parent level debt), preparation for weather conditions, CenterPoint’s 2.0% Zero-Premium Exchangeable Subordinated Notes due 2029 (“ZENS”) and impacts of the maturity of ZENS, CenterPoint’s credit health, tax structure and liability (including with respect to the Corporate Alternative Minimum Tax and guidance related thereto), balance sheet health, future financial condition, financial performance and results of operations, value creation, opportunities and expectations. We have based our forward-looking statements on our management’s beliefs and assumptions based on information currently available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions, and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements. Some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking information include, but are not limited to, risks and uncertainties relating to:(1) the business strategies and strategic initiatives, restructurings, joint ventures and acquisitions or dispositions of assets or businesses involving CenterPoint or its industry, including the ability to successfully complete such strategies, initiatives, transactions or plans on the timelines we expect or at all, such as the proposed sale of our Ohio natural gas LDC business, which we cannot assure you will have the anticipated benefits to us; (2) industrial, commercial and residential growth in CenterPoint’s service territories and changes in market demand and energy consumption, including in relation to the expansion of data centers, energy refining and exports, advanced manufacturing and logistics, as well as the effects of energy efficiency measures, technological advances and demographic patterns, and our ability to appropriately estimate/forecast and effectively manage such demand and the business opportunities relating to such matters; (3) CenterPoint’s ability to fund and invest planned capital, and the timely recovery of its investments, including those related to CenterPoint’s 10-year capital plan; (4) the ability to execute and complete CenterPoint’s planned capital projects and programs, including those within CenterPoint’s 10-year capital plan, in a timely and cost-effective manner and within budget, obtain the anticipated benefits of such projects, and manage costs and impacts of such projects on customer affordability; (5) CenterPoint’s ability to successfully construct, operate, repair, maintain, replace and restart electric generating facilities, natural gas facilities, TEEEF and electric transmission facilities; (6) the timing and success of, and the ability to obtain approval for matters relating to, Houston Electric’s release of its large TEEEF units to the San Antonio area, proposed removal of its medium TEEEF units, reduction of its TEEEF fleet capacity and reduction of rates to reflect the removal of the large and medium TEEEF units from Houston Electric’s TEEEF fleet, as well as the ability to complete one or more other future transactions involving the large and medium TEEEF units on acceptable terms and conditions within the anticipated timeframe; (7) financial market and general economic conditions, including access to debt and equity capital, economic uncertainty and volatility, inflation, potential for recession, interest rates, and their effect on sales, prices and costs; (8) disruptions to the global supply chain, labor shortages and scarcity of certain materials, including as a result of changes in U.S. and foreign trade policy and geopolitical and economic uncertainty or instability, including the conflict involving Iran; (9) actions by credit rating agencies, including any potential downgrades to credit ratings; (10) the timing and impact of regulatory proceedings and actions and legal proceedings, including those related to, among other things, Hurricane Beryl, Houston Electric’s TEEEF units and the February 2021 winter storm event, and requested or favorable adjustments to rates and approval of other requested items as part of base rate proceedings or interim rate mechanisms; (11) federal, state and local legislative, executive and regulatory actions or developments, including any actions resulting from Hurricane Beryl, pipeline integrity and safety, actions relating to our facilities and changes in regulation, legislation and governmental actions pertaining to the utility model, trade (including tariffs, bans, retaliatory trade measures taken against the United States or related government action), tax legislation and guidance (including further changes to or clarification of the One Big Beautiful Bill Act and the Inflation Reduction Act), the implementation of budget and spending cuts to federal government agencies and programs, effects of government shutdowns, and developments related to the environment; (12) the impact of public health threats; (13) severe weather events, natural disasters and other climate-related impacts, and CenterPoint’s ability to mitigate such impacts, including the approval and timing of securitization issuances; (14) damages to our network, facilities and systems, including as a result of wildfires; (15) changes in business plans; (16) changes to technology and our ability to anticipate, adapt to and implement technological changes and advances in and our ability to timely adopt, develop and deploy, artificial intelligence; (17) operations and maintenance costs, our ability to control such costs and cost-related impacts on the affordability of our rates for our customers; (18) CenterPoint’s ability to timely obtain and maintain necessary land rights, licenses, permits, easements and approvals from landowners and local, federal and other regulatory authorities on acceptable terms and resolve disputes or third-party challenges to such licenses, permits or approvals, as applicable; (19) CenterPoint’s ability to execute on its strategy, initiatives, targets and goals, including its energy transition goals and operations and maintenance goals; and (20) other factors discussed in CenterPoint’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and CenterPoint’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 including under “Risk Factors,” “Cautionary Statements Regarding Forward-Looking Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Certain Factors Affecting Future Earnings” in such reports and in other filings with the Securities and Exchange Commission (“SEC”) by CenterPoint, which can be found at www.centerpointenergy.com on the Investor Relations page or on the SEC website at www.sec.gov. This presentation contains time sensitive information that is accurate as of the date hereof (unless otherwise specified as accurate as of another date). Some of the information in this presentation is unaudited and may be subject to change. We undertake no obligation to update the information presented herein except as required by law. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and the Investor Relations page of our website. In the future, we will continue to use these channels to distribute material information about the Company and to communicate important information about the Company, key personnel, corporate initiatives, regulatory updates and other matters. Information that we post on our website could be deemed material; therefore, we encourage investors, the media, our customers, business partners and others interested in our Company to review the information we post on our website. Use of Non-GAAP Financial Measures In addition to presenting its financial results in accordance with generally accepted accounting principles (GAAP), including presentation of net income (loss) or income (loss) available to common shareholders and diluted earnings (loss) per share, the Company also provides guidance based on non-GAAP income and non-GAAP diluted earnings per share and also provides non-GAAP funds from operations / non-GAAP rating agency adjusted debt (“FFO/Debt”). Generally a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure. Please refer to the Appendix for detailed discussion of the use of non-GAAP financial measures presented herein.

First Quarter Update

	Our 10-Year Plan Deliverables	Q1 2026 Updates
Consistent, Sustainable Growth for Our Investors	Targeting **top decile[1] non-GAAP EPS annual growth for 2026** and dividend per share growth of 6%	Delivered **$0.56** non-GAAP EPS for the first quarter of 2026
	Targeting **top decile[1] long-term non-GAAP EPS annual growth target of 7-9% through 2035**, expecting to deliver in **the mid-to-high end of the range in 2026-2028[2]**	**Reaffirmed 2026 non-GAAP EPS guidance** range of **$1.89 - $1.91**
Efficient Financing and Balance Sheet Health	Maintaining balance sheet health; long-term **FFO/Debt[3] target of 100 – 150bps of cushion** above the downgrade threshold through 2035	Delivered **12.5%** TTM Q1 2026 FFO/Debt[3]
	Plan to efficiently fund robust capital investment plan through **asset recycling**, **securitization proceeds**, and ~**$4B of common equity** through 2035[4]	**Completed nearly 70% of planned 2026 financing needs** through Q1 debt issuances and prior forward equity sales[5]
	Seeking to keep rates affordable through **1-2% O&M reductions[6]**, extending cost recovery, and robust annual customer growth[7]	**Announced 12.2GWs of firmly committed load**; Anticipate utilizing 10GWs of capacity will provide **~$4B in savings for Texas customers[8]**
Resilient, Reliable, & Affordable Energy for Customers	**10-year capital investment plan of ~$65.5B through 2035 with at least $10B of incremental capital investments** to further enable economic growth and improve customer outcomes[9]	**Reaffirmed our 10-year capital investment plan**
	Continued execution of the Greater Houston Resiliency Initiative to increase system preparedness and improve storm readiness	Installed **10,000 storm resilient poles** and completed **1,600 miles of high-risk vegetation management** in the quarter

Note: Refer to slide 2 for information on forward-looking statements and slides 15-17, and 24 for reconciliations and information on non-GAAP assumptions and measures, including non-GAAP EPS. See slides 21-23 for endnotes.

CenterPoint Energy | 3

Serving Houston's Diverse Economic Growth[1]

Accelerating and increasing demand across diversified industries

50% load growth by YE 2029

Expected **TWO** years faster than initial forecast

Firmly Committed Large Industrial Load[2]

1Q 2026
- **~3.5GWs** ↑ Under construction
- **~4.5GWs** Energized by 2029
- **~4.2GWs** ↑ Energized in 2029+
- **~12.2GWs**

↑ **8GWs** of data center load expected to be energized by 2029

4Q 2025
- **~2.5GWs** Under construction
- **~5GWs** Energized by 2029
- **~7.5GWs**

Part of a broader set of diverse drivers[1]



Advanced Manufacturing



Life Sciences



Logistics



Energy & Refining Exports

Note: Refer to slide 2 for information on forward-looking statements. See slides 21-23 for endnotes.

CenterPoint Energy | 4

CenterPoint Energy | 5 Sustained growth in Houston and cost discipline has kept rate increases below peers and inflation for over a decade(4) 10 gigawatts of new industrial load will provide ~$4 billion in anticipated savings for Texas residential & commercial customers Customer Affordability Benefit from Large Load Customers(1) Residential delivery charge increases below Texas peers and the rate of inflation for over a decade CEHE’s Average Monthly Residential Electric Delivery Charge vs. In-State Peers(2) $49 $55 $43 $62 '14A '15A '16A '17A '18A '19A '20A '21A '22A '23A '24A '25A ’14-25 CEHE: ~1.1% CAGR ’14-25 Peers: ~3.3% CAGR Inflation(3): ~2.8% CAGR Note: Refer to slide 2 for information on forward-looking statements. See slides 21-23 for endnotes.

CenterPoint Energy | 6 Q1 2026 vs Q1 2025 Non-GAAP EPS Primary drivers Note: Refer to slides 15-17, and 24 for reconciliations and information on non-GAAP assumptions and measures, including non-GAAP EPS. See slides 21-23 for endnotes. $0.11 ($0.04) Q1 2025 Non-GAAP EPS Q1 2026 Non-GAAP EPS $0.53 Growth and Rate Recovery Ongoing Cost Management & Interest Expense Weather / Usage Other Electric  $0.01 Growth  $0.11 Rate Recovery  $0.04 Depreciation & Other Taxes Gas  $0.01 Growth  $0.05 Rate Recovery  $0.03 Depreciation & Other Taxes O&M  $0.00 Interest Expense  $0.04 $0.56 Other  $0.02 Misc. Revenues  $0.01 Storm Deferral Equity Return  $0.05 LAMS(1) Electric  $0.00 Weather & Usage Gas  $0.02 Weather & Usage ($0.02) ($0.02)

Capital Expenditures by Segment

On track to execute 2026 planned spend and our ~$65.5 billion 10-year capital investment plan

Capital Investment Plan Execution

	FY 2025	1Q 2026	**FY 2026E[2]**	**'26 – '30 Plan**	**'26 – '35 Plan**
Electric	~$3.7B	~$0.8B	**~$4.5B**	**~$22.4B**	**~$46.3B**
Natural Gas	~$1.7B	~$0.3B	**~$2.3B**	**~$10.6B**	**~$19.0B**
Corporate and Other	~$34MM	~$8MM	**~$40MM**	**~$0.1B**	**~$0.2B**
Total Capital Expenditures[3]	~$5.4B	~$1.2B	**~$6.8B**	**~$33.1B**	**~$65.5B**

At least $10B Incremental Capital Opportunities[1]

- Electric Transmission Investments (Houston & Indiana Electric)
- Resiliency and Grid Modernization Investments
- Downtown Houston Revitalization Project
- Next Generation Electric Smart Meter Deployment
- Data Center-Related Investments in Indiana

Note: Refer to slide 2 for information on forward-looking statements. See slides 21-23 for endnotes.

CenterPoint Energy | 7

Continued Focus on Credit and Balance Sheet Strength

Consolidated FFO To Debt[1][2]	2025 Full Year	1Q 2026 TTM
Moody's	**12.5%**	**12.2%**
Adjusted for 1-time items – Moody's methodology[2]	**13.8%**	**12.5%**
S&P	12.4%	12.5%
Adjusted for 1-time items – S&P methodology	13.1%	12.5%

Upcoming Maturities[3]

	2026	2027	2028
CNP (Parent)			
Senior Notes @ 1.45%, 5.25%, & 4.25%	$517MM	-	$73.5MM
Convertible Senior Notes @ 4.25%, & 3.00%	$1,000MM	-	$1,000MM
1997 Municipal Bond @ 5.125%	-	-	$68MM
CEHE			
General Mortgage Bonds @ 2.40%, 3.00%, & 5.20%	$300MM	$300MM	$500MM
CERC			
IGC Senior Notes @ 6.42%, 6.68%, 6.34%, & 6.55%	-	$26MM	$20MM
Senior Notes @ 4.00% & 5.25%	-	-	$1,200MM
Floating Rate Term Loan	-	$800MM	-
SIGECO			
First Mortgage Bonds @ 4.98%	-	-	$100MM
Total	$1,817MM	$1,126MM	$2,961.5MM

Company Debt Ratings

Entity	Moody's (Neg)[4]	S&P (Stable)	Fitch (Stable)
CenterPoint Energy, Inc.	Baa2	BBB	BBB
Houston Electric	A2	A	A
CERC	A3	BBB+	A-
SIGECO	A1	A	-

Consolidated Liquidity[5]	
Credit Facility Capacity	$4.0B
Less: Outstanding Borrowings	~($0.0B)
Total Available Liquidity	**~$4.0B**

Continued focus on –

- Liquidity and commitment to current credit ratings
  - Plan to incorporate credit supportive, higher equity content instruments
  - Completed nearly 70% of planned financing needs for 2026 in the first quarter[6]

Note: Refer to slide 2 for information on forward-looking statements and slides 18-19 for reconciliations to rating agency adjustments and measures. See slides 21-23 for endnotes.

CenterPoint Energy | 8

CenterPoint Energy | 9 Contacts Ben Vallejo Vice President Investor Relations and Corporate Planning Tel. (713) 207 – 5461 ben.vallejo@centerpointenergy.com Ellie Wood Manager Investor Relations Tel. (713) 207 – 7703 ellen.wood@centerpointenergy.com General Contact Tel. (713) 207 – 6500 https://investors.centerpointenergy.com/contact-us

CenterPoint Energy | 10 Appendix

CenterPoint Energy | 11 Our 10-Year $65.5B Capital Investment Plan(1) $4.0 $4.4 $4.5 $3.5 $4.1 $0.4 $0.4 $0.5 $0.3 $0.3 $0.8 $0.8 $0.9 $0.8 $0.8 $0.5 $0.5 $0.4 $0.5 $0.4 $0.9 $0.8 $0.8 $0.7 $0.8 $0.2 $7 $7 $7 $6 $6 '26E '27E '28E '29E '30E $ billions Houston Electric Indiana Electric TX Gas MN Gas IN Gas OH Gas ~$33B Investment, 2026-2030 ~$65.5B 2026-2035 Note: Refer to slide 2 for information on forward-looking statements. See slides 21-23 for endnotes.

CenterPoint Energy | 12 aaaaaaaaa Electric Natural Gas(5) 1Q 2026 1Q 2025 2026 vs 2025 Throughput (in GWh) Residential 6,398 6,643 -4% Total 24,957 24,749 1% Metered Customers(1) Residential 2,688,307 2,651,381 1% Total 3,023,460 2,983,906 1% Weather vs Normal(2) Cooling Degree Days 202 82 120 Heating Degree Days (261) 95 (356) Houston Cooling Degree Days 178 68 110 Houston Heating Degree Days (195) 37 (232) 1Q 2026 1Q 2025 2026 vs 2025 Throughput (in Bcf) Residential 95 110 (14%) Commercial and Industrial 128 138 (7%) Total 223 248 (10%) Metered Customers(1) Residential 3,749,264 3,723,549 1% Commercial and Industrial 288,159 276,675 4% Total 4,037,423 4,000,224 1% Weather vs Normal(2) Heating Degree Days (10) (20) 10 Texas Heating Degree Days (161) 32 (193) Margin Sensitivities CEHE IE TX Gas(3) Per HDD / CDD(4) $50k - $70k $20k - $30k $30k - $40k Note: See slides 21-23 for endnotes. Weather and Throughput Data

Announced Ohio Gas LDC Sale

Transaction Highlights

- ✓ Announced **October 2025**
- ✓ **Efficiently recycle** capital, upside for additional CapEx
- ✓ Supports **balance sheet optimization**
- ✓ Signals **continued demand** for U.S. gas LDCs
- ✓ Aligns with the continued **execution** of our plan

Key Transaction Terms

- **Gross Purchase Price**: ~$2,620MM
- **Net Purchase Price**: ~$2,400MM
  - ~1.9x of 2024 rate base[1]
  - ~26x of 2024 earnings[2]
- **Anticipated transaction close**: Q4 of 2026

Long Term Value Creation

- ✓ **Cash proceeds** will be redeployed into other jurisdictions to fund **near-term** incremental capital investments
- ✓ Seller's Note Receivable earning **6.5% annual interest rate** with a 1-year term will create a stream of earnings until maturity
- ✓ Proceeds from Seller's Note at maturity **will fund additional growth investments**

Proceeds Calculation *($ in millions)*

Gross Purchase Price	**~$2,620**
Taxes and transaction costs	~$200
Net Proceeds[3]	**~$2,400**

Sale Process Announced	Announced Sale	Complete Regulatory Process	Targeted Transaction Close	Expected Seller's Note Maturity
May 2025	**October 2025**	**1H 2026**	**Q4 2026**	**Q4 2027**

Note: Refer to slide 2 for information on forward-looking statements. See slides 21-23 for endnotes.

CenterPoint Energy | 13

CenterPoint Energy | 14 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec TX (E) IN (E) TX (G) MN (G) N. IN (G) OH (G) S. IN (G) ROE / Equity Ratio ’26 Rate Base(3) 9.65% / 43.25% $18.5B 9.8% / 48.3%(1) $3.1B 9.8% / 60.6% $3.8B N/A / N/A(2) $2.7B 9.80% / 46.8%(1) $3.0B 9.79% / 52.9% $1.6B 9.70% / 46.2%(1) $0.8B Total = ~$33B(4) Upcoming Regulatory Activity CSIA-7 GRC GRC General Rate Case TDSIC / CECA / ECA Settlement filed April 23 TCOS(5) / DCRF(5) GRIP Gas Reliability Infrastructure Program CSIA Compliance and System Improvement Adjustment CEP Capital Expenditure Program Rider GRIP CSIA-8 CSIA-7 CSIA-8 CSIA-9 TCOS Transmission Cost of Service Distribution Replacement Rider DCRF Distribution Cost Recovery Factor TDSIC Trans., Dist., & Storage Sys. Improvement Charge CECA Clean Energy Cost Adjustment ECA Environmental Cost Adjustment TCOS(6) / DCRF(6) CEP / DRR DRR Note: Refer to slide 2 for information on forward-looking statements. See slides 21-23 for endnotes. 2026 Regulatory Schedule GRC GRC

CenterPoint Energy | 15 aaaaaaaaa Three Months Ended March 31, 2026 Dollars in millions Diluted EPS(1) Consolidated net income and diluted EPS on a GAAP basis $ 316 $ 0.48 ZENS-related mark-to-market (gains) losses: Equity securities (net of tax expense of $10)(2)(3) (36) (0.05) Indexed debt securities (net of tax benefit of $9)(2) 35 0.05 Impacts associated with mergers and divestitures (net of tax expense of $15)(2)(4) 34 0.05 Impacts associated with TEEEF Units removed from Rate Base (net of tax benefit of $5)(5) 19 0.03 Consolidated income and diluted EPS on a non-GAAP basis(6) $ 368 $ 0.56 Reconciliation: Consolidated Net Income and Diluted Earnings per share (GAAP) to non-GAAP Income and non-GAAP Diluted EPS used in providing annual earnings guidance Note: See slides 21-23 for endnotes.

CenterPoint Energy | 16 aaaaaaaaa Three Months Ended March 31, 2025 Dollars in millions Diluted EPS(1) Consolidated net income and diluted EPS on a GAAP basis $ 297 $ 0.45 ZENS-related mark-to-market (gains) losses: Equity securities (net of tax expense of $17)(2)(3) (63) (0.10) Indexed debt securities (net of tax benefit of $16)(2) 62 0.10 Impacts associated with mergers and divestitures (net of tax expense of $0)(2)(4) 48 0.08 Consolidated income and diluted EPS on a non-GAAP basis(5) $ 344 $ 0.53 Reconciliation: Consolidated Net Income and Diluted Earnings per share (GAAP) to non-GAAP Income and non-GAAP Diluted EPS used in providing annual earnings guidance Note: See slides 21-23 for endnotes.

CenterPoint Energy | 17 aaaaaaaaa Reconciliation: Consolidated Net Income and Diluted Earnings per share (GAAP) to non-GAAP Income and non-GAAP Diluted EPS used in providing annual earnings guidance Twelve Months Ended December 31, 2025 Dollars in millions Diluted EPS(1) Consolidated net income and diluted EPS on a GAAP basis $ 1,052 $ 1.60 ZENS-related mark-to-market (gains) losses: Equity securities (net of tax benefit of $11)(2)(3) 40 0.06 Indexed debt securities (net of tax expense of $12)(2) (43) (0.07) Impacts associated with mergers and divestitures (net of tax expense of $22)(2)(4) 60 0.09 Impacts associated with TEEEF Units removed from Rate Base (net of tax benefit of $12)(5) 46 0.07 Consolidated income and diluted EPS on a non-GAAP basis(6) $ 1,155 $ 1.76 Note: See slides 21-23 for endnotes.

Reconciliation: Net Cash Provided by Operating Activities and Total Debt, Net to non-GAAP Funds from Operations (FFO) and non-GAAP Adj. Debt

Based on Moody's Methodology

Twelve month to date ended and as of period ended, respectively ($ in millions)	YE 2025	1Q 2026
Net cash provided by operating activities (A)	**$2,486**	**$2,358**
Add back:		
Accounts receivable and unbilled revenues, net	253	(65)
Inventory	17	62
Accounts payable	15	58
Other current assets and liabilities	(210)	128
Adjusted cash from operations	2,561	2,541
Plus: Rating agency adjustments[1]	131	97
Non-GAAP funds from operations (FFO) (B)	**$2,692**	**$2,638**
Total Debt, Net		
Short-term Debt:		
Short-term borrowings	500	-
Current portion of VIE Securitization Bonds long-term debt	41	92
Current portion of other long-term debt	1,873	2,115
Long-term Debt:		
VIE Securitization bonds, net	664	1,797
Other long-term debt, net	19,902	20,679
Total Debt, net (C)	22,980	24,683
Plus: Rating agency adjustments[1]	(1,368)	(3,148)
Non-GAAP rating agency adjusted debt (D)	**$21,612**	**$21,535**
Net cash provided by operating activities / total debt, net (A/C)	**10.8%**	**9.6%**
CFO Pre-Working Capital/Debt– Moody's[1] (B/D)	**12.5%**	**12.2%**
CNP Adjustments to FFO for 1-time items (E)	120	43
CNP Adjustments to Debt for 1-time items (F)	(1,270)	(48)
Non-GAAP FFO / Non-GAAP adjusted debt ("FFO/Debt") Adjusted for 1-time items[2] (B + E / D + F)	**13.8%**	**12.5%**

Note: See slides 21-23 for endnotes.

CenterPoint Energy | 18

CenterPoint Energy | 19 Reconciliation: Gross Margin and Total Debt, Net to non-GAAP Funds from Operations (FFO) and non-GAAP Rating Agency Adjusted Debt Based on S&P’s Methodology Twelve month to date ended and as of period ended, respectively ($ in millions) YE 2025 Q1 2026 Unadjusted EBITDA Gross Margin 7,240 7,331 O&M (3,024) (3,043) Taxes and Other (576) (579) Unadjusted EBITDA 3,640 3,709 Less: Cash interest paid 983 1,002 Less: Cash taxes paid (21) (18) Plus: Rating agency adjustments(1) 22 15 Non-GAAP funds from operations (FFO) 2,700 2,740 Total Debt, Net Short-term Debt: Short-term borrowings 500 - Current portion of VIE Securitization Bonds long-term debt 41 92 Current portion of other long-term debt 1,873 2,115 Long-term Debt: VIE Securitization bonds, net 664 1,797 Other long-term debt, net 19,902 20,679 Total Debt, net 22,980 24,683 Plus: Rating agency adjustments(2) (1,147) (2,815) Non-GAAP rating agency adjusted debt 21,833 21,868 Unadjusted EBITDA / total debt, net 15.8% 15.0% FFO/Debt (S&P) 12.4% 12.5% FFO/Debt (S&P) – adjusted for one-time items (2) 13.1% 12.5% Note: See slides 21-23 for endnotes.

CenterPoint Energy | 20 aaaaaaaaa Information Location Electric ▪ Estimated 2025 year-end rate base by jurisdiction ▪ Authorized ROE and capital structure by jurisdiction ▪ Definition of regulatory mechanisms ▪ Projected regulatory filing schedule Regulatory Information – Electric Natural Gas ▪ Estimated 2025 year-end rate base by jurisdiction ▪ Authorized ROE and capital structure by jurisdiction ▪ Definition of regulatory mechanisms ▪ Projected regulatory filing schedule Regulatory Information – Gas Estimated amortization for pre-tax equity earnings related to Houston Electric’s securitization bonds Regulatory Information – Electric (Pg. 5) Rate changes and Interim mechanisms filed Form 10-K – Rate Change Applications section Regulatory Information

CenterPoint Energy | 21 Endnotes: Slide Notes 3 (1) As compared to 2026 proxy peers (2) Refers to non-GAAP EPS annual growth rate for 2026E – 2035E (3) Based on Moody’s methodology; adjusted for CEHE storm related costs; FFO/Debt is a non-GAAP measure. Refer to slide 18 for Moody’s TTM Q1 reconciliation (4) Planned common equity of ~$4 billion from 2026-2035, inclusive of the ~1.1 billion of forward sales to be settled no later than February 2027, and ~$3 billion of issuances from 2028-35 (5) We have completed over 60% of our planned debt issuance for the year and 100% of our planned equity with the $165 million forward equity sales to be settled by May 2026 and a portion of the $920 million block forward sale expected to be settled in 2026, with the remaining to be settled by February 2027 (6) Controllable O&M average annual reduction includes Electric and Natural Gas businesses (7) Internal projection through 2030 (8) Refers to the cumulative 10-year customer benefit from residential and commercial delivery charge reductions associated with connecting 10 gigawatts of new industrial load to the existing ERCOT system (9) Refers to capital investment opportunities through 2035 outside of 10-year capital plan from 2026-2035 4 (1) Internal projections based on high probable load additions through the end of 2035 (2) Firmly committed load defined as having signed study commitments, site control, and the materials/labor to execute 5 (1) Refers to the cumulative 10-year customer benefit from residential and commercial delivery charge reductions associated with connecting 10 gigawatts of new industrial load to the existing ERCOT system (2) Based on average monthly usage of 1,000 kWh as compared to peers including Oncor, AEP Central, AEP North, and Texas-New Mexico Power (TNMP) (3) Compounded annual growth rate of total US consumer price index from 2014 to 2025 (4) Refers to residential electric delivery charge average growth rate from 2014 to 2025 compared to in state peers and US total consumer inflation rate. 6 (1) Related to the divestiture of Louisiana and Mississippi natural gas LDC businesses ("LAMS") 7 (1) Refers to capital investment opportunities through 2035 outside of 10-year capital plan from 2026-2035 (2) Represents 2026 capital estimated as of 3/31/2026 (3) This calculation may not add down due to rounding 8 (1) Based on Moody’s CFO Pre-Working Capital/Debt and S&P’s FFO/Debt methodology with certain one-time adjustments noted on slides 18-19; targets based on plan assumptions (2) Long-term FFO/Debt target of 14% - 15% through 2030 using Moody’s methodology (3) Does not include Securitization bonds or commercial paper in total balances (4) CERC and SIGECO are rated as stable by Moody’s, the negative outlook only applies to CNP and CEHE (5) As of 3/31/2026 (6) We have completed over 60% of our planned debt issuance for the year and 100% of our planned equity with the $165 million forward equity sales to be settled by May 2026 and a portion of the $920 million block forward sale expected to be settled in 2026, with the remaining to be settled by February 2027 11 (1) Refers to the 10-year capital plan, 2026E to 2035E

CenterPoint Energy | 22 Endnotes: Slide Notes 12 (1) End of period number of metered customers (2) As compared normal weather for service area (3) Only pertains to heating degree days (4) As applied to base rates, per heating degree day (HDD) and cooling degree day (CDD) versus normal (5) Throughput and Meter Customers are normalized by the exclusion of Louisiana and Mississippi natural gas LDC businesses data in the 2025 figures 13 (1) 2024 year-end divested rate base of approximately $1.5 billion (2) Refers to the 2024 earnings multiple for the transaction after removing debt from the net proceeds (3) Number may not sum due to rounding 14 (1) Equity % net of cost-free capital and other adjustments (2) Settlement notates an ROR of 7.07% (3) Estimated year-end 2026 Rate Base represents the latest available information; may differ slightly from regulatory filings (4) Anticipated Ohio natural gas LDC business sale expected to close by YE 2026 (5) Filed both TCOS and DCRF filings in February 2026 (6) Both filings expect to be filed in August 2026 15 (1) Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS (2) Taxes are computed based on the impact removing such item would have on tax expense. Taxes related to the Ohio natural gas LDC business sale are booked proportionately by applying the projected annual effective tax rate percentage to income earned each quarter in accordance with GAAP. Additional tax expense related primarily to the write-off of non-deductible goodwill will be reflected in tax expense over the remainder of 2026 and excluded from non-GAAP EPS (3) Comprised of common stock of AT&T Inc., Charter Communications, Inc. and Warner Bros. Discovery, Inc. (4) Includes $13 million loss on early debt extinguishment associated with the planned divestiture of the Ohio natural gas LDC business and removes income tax impacts related to the sale (5) Represents impacts related to temporary emergency electric energy facilities following the removal of the units from our rate regulated business (6) The calculation on a per-share basis may not add down due to rounding 16 (1) Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS (2) Taxes are computed based on the impact removing such item would have on tax expense. Taxes related to the Louisiana and Mississippi natural gas LDC businesses sale are booked proportionately by applying the projected annual effective tax rate percentage to income earned each quarter in accordance with GAAP. Additional tax expense related primarily to the write-off of non-deductible goodwill will be reflected in tax expense over the remainder of 2025 and excluded from non-GAAP EPS (3) Comprised of common stock of AT&T Inc., Charter Communications, Inc., and Warner Bros. Discovery, Inc. (4) Includes $43 million loss on sale associated with the divestiture of our Louisiana and Mississippi natural gas LDC businesses (5) The calculation on a per-share basis may not add down due to rounding

CenterPoint Energy | 23 Endnotes: Slide Notes 17 (1) Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS (2) Taxes are computed based on the impact removing such item would have on tax expense. Taxes related to the gas LDC sale are booked proportionately by applying the projected annual effective tax rate percentage to income earned each quarter in accordance with GAAP. Additional tax expense related primarily to the write-off of non-deductible goodwill will be reflected in tax expense over the remainder of 2025 and excluded from non-GAAP EPS (3) Comprised of common stock of AT&T Inc., Charter Communications, Inc., and Warner Bros. Discovery, Inc. (4) Includes $37 million loss on sale associated with the divestiture of our Louisiana and Mississippi natural gas LDC businesses and gain on early extinguishment of debt with proceeds from the divestiture of the Louisiana and Mississippi natural gas LDC businesses (5) Represents impacts related to temporary emergency electric energy facilities following the removal of the units from our rate regulated business (6) The calculation on a per-share basis may not add down due to rounding 18 (1) Based on Moody’s methodology, including adjustments related to operating lease costs, stock dividends, non-recurring items, and net defined benefit plan contributions (2) CNP further reduced FY 2025 for the associated one-time Winter Storm Uri related debt as well as CEHE storm related costs and Q1 2026 for one-time Winter Storm Uri related debt. Please see note 17 of the 2025 Form 10-K for supplemental disclosure of cash flow information 19 (1) Based on S&P’s methodology, including adjustments related to operating lease costs, stock dividends, non-recurring items, and net defined benefit plan contributions (2) Excludes CEHE storm related debt cost of $1,200 million as of 12/31/2025 and $0 million as of 3/31/2026

CenterPoint Energy | 24 Additional Information Use of Non-GAAP Financial Measures In this presentation and the oral statements made in connection herewith, CenterPoint Energy presents, based on net income (loss), diluted earnings (loss) per share, and net cash provided by operating activities to total debt, net, and gross margin to total debt, net, the following financial measures which are not generally accepted accounting principles (“GAAP”) financial measures: non-GAAP income, non-GAAP diluted earnings per share (“non-GAAP EPS”), as well as non-GAAP funds from operations / non-GAAP rating agency adjusted debt (Moody’s and S&P) (“FFO/Debt”). Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure. 2025 and 2026 non-GAAP EPS excluded and non-GAAP EPS guidance excludes: (a) Earnings or losses from the change in value of ZENS and related securities, (b) Gain, losses and impact, including related expenses, associated with mergers and divestitures, such as the divestiture of our Louisiana and Mississippi natural gas LDC businesses and the pending divestiture of our Ohio natural gas LDC business, and (c) With respect to 2025 non-GAAP EPS and non-GAAP EPS guidance, impacts related to temporary emergency electric facilities ("TEEEF") once they are no longer part of our rate-regulated business. In providing 2025 and 2026 non-GAAP EPS and non-GAAP EPS guidance, CenterPoint Energy does not consider the items noted above and other potential impacts such as changes in accounting standards, impairments or other unusual items, which could have a material impact on GAAP reported results for the applicable guidance period. The non-GAAP EPS guidance ranges also consider assumptions for certain significant variables that may impact earnings, such as customer growth and usage including normal weather, throughput, recovery of capital invested, effective tax rates, financing activities and related interest rates, and regulatory and judicial proceedings. To the extent actual results deviate from these assumptions, the non-GAAP EPS guidance ranges may not be met, or the projected annual non-GAAP EPS growth rate may change. CenterPoint Energy is unable to present a quantitative reconciliation of forward-looking non-GAAP diluted earnings per share without unreasonable effort because changes in the value of ZENS and related securities, future impairments, and other unusual items are not estimable and are difficult to predict due to various factors outside of management’s control. Funds from operations (Moody’s) excludes from net cash provided by operating activities, accounts receivable and unbilled revenues, net, inventory, accounts payable, and other current assets and liabilities, and includes certain adjustments consistent with Moody’s methodology, including adjustments related to operating lease costs, stock dividends, non-recurring items, and net defined benefit plan contributions. Non-GAAP rating agency adjusted debt (Moody’s) adds to Total Debt, net certain adjustments consistent with Moody’s methodology, including operating lease costs, stock dividends, non-recurring items, and net defined benefit plan contributions and further adjustments related to CEHE storm related costs. Funds from operations (S&P) excludes from gross margin, O&M, taxes and other, cash interest paid and cash taxes paid, and includes certain adjustments consistent with S&P's methodology, including adjustments related to operating lease costs, stock dividends, non-recurring items, and net defined benefit plan contributions. Non-GAAP rating agency adjusted debt (S&P) adds to Total Debt, net certain adjustments consistent with S&P's methodology, including adjustments related to Winter Storm Uri related debt and CEHE storm related debt. The appendix to this presentation contains a reconciliation of net income (loss) and diluted earnings (loss) per share to the basis used in providing guidance, as well as a reconciliation of net cash provided by operating activities / total debt, net (and gross margin to total debt, net) to FFO/Debt. Management evaluates the Company’s financial performance in part based on non-GAAP income, non-GAAP EPS and long-term FFO/Debt. Management believes that presenting these non-GAAP financial measures enhances an investor’s understanding of CenterPoint Energy’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods. The adjustments made in these non-GAAP financial measures exclude items that management believes do not most accurately reflect the Company’s fundamental business performance. These excluded items are reflected in the reconciliation tables, where applicable. CenterPoint Energy’s non-GAAP income, non-GAAP EPS and FFO/Debt financial measures should be considered as a supplement to, and not as a substitute for, or superior to, net income (loss), diluted earnings (loss) per share, net cash provided by operating activities to total debt, net and gross margin to total debt, net, which, respectively, are the most directly comparable GAAP financial measures. These non-GAAP financial measures also may be different than non-GAAP financial measures used by other companies. Energy Transition Goals Disclaimer CenterPoint Energy’s Scope 1 greenhouse gas ("GHG") emissions estimates are calculated from GHG emissions that directly come from its operations. CenterPoint Energy’s Scope 2 GHG emissions estimates are calculated from GHG emissions that indirectly come from its energy usage, but because Texas is in an unregulated market, its Scope 2 GHG emissions estimates do not take into account Texas electric transmission and distribution assets in the line loss calculation and exclude GHG emissions related to purchased power between 2024E-2026E. CenterPoint Energy’s Scope 3 GHG emissions estimates are based on the total natural gas supply delivered to residential and commercial customers as reported in the U.S. Energy Information Administration (EIA) Form EIA-176 reports and do not take into account the GHG emissions of transport customers and GHG emissions related to upstream extraction. CenterPoint Energy has adopted energy transition goals and its analysis and plans for execution require it to make a number of assumptions. These goals and underlying assumptions involve risks and uncertainties and are not guarantees, and CenterPoint Energy's ability to achieve these goals will ultimately be driven by the needs of its business, the needs and desires of the customers, jurisdictions and other stakeholders it serves and its performance for shareholders. In addition, forecasting is inherently speculative and the trajectory of the greater energy transition is uncertain. Should one or more of CenterPoint Energy’s underlying assumptions require updating, its actual results and ability to make progress towards and achieve its energy transition goals and the timing thereof could differ materially from its expectations, and CenterPoint Energy may elect to modify or update such goals. Further, there can be no guarantee that CenterPoint Energy will sustain or achieve these goals. Certain of the assumptions that could impact CenterPoint Energy’s ability to meet its energy transition goals and the timing thereof include, but are not limited to: GHG emission levels, service territory size, capacity needs and customer demand remaining in line with CenterPoint Energy’s expectations when such goals were announced, including with respect to demand for services and in relation to the recent sale of CenterPoint Energy’s Louisiana and Mississippi natural gas LDC businesses and the announced sale of CenterPoint Energy’s Ohio natural gas LDC business; the ability to appropriately estimate and effectively manage business opportunities from and maintain reliability in connection with new customers and load growth resulting from, among other things, expansion of data centers (associated with, among other things, increasing demand for AI), energy refining and exports, advanced manufacturing and logistics in CenterPoint Energy's service territories; regulatory approvals related to Indiana Electric’s generation transition plan and our ability to obtain such approvals; the ability to execute anticipated divestitures, portfolio optimizations or other strategic transactions; interconnection delays in the footprints of regional transmission organizations and/or interconnection costs; cost and affordability of customer rates and related concerns; customer demand for GHG emission free or lower GHG emissions energy; impacts of regulations, legislation or other governmental action, including those related to our operation of certain generating facilities (including the U.S. Department of Energy’s December 2025 emergency 202(c) order directing Indiana Electric to continue operating F.B. Culley Unit 2 through March 23, 2026), the environment and tax (including the effects of the OBBBA, Executive Order 14315, the IRA and any further changes to or the repeal of the renewable energy tax credits enacted in the IRA); federal and state executive, legislative and regulatory actions (including regulatory uncertainty resulting from changes in federal energy policy) and support for certain types of generation; impacts of future carbon pricing regulation or legislation, including a future carbon tax; price, availability and regulation of carbon offsets; price of fuel, such as natural gas; cost and technological development/innovation, adoption and commercialization of energy generation technologies, such as wind and solar, natural gas and storage solutions, and alternative energy, including electric vehicles; CenterPoint Energy's ability to implement modernization plans for pipelines and facilities; the ability to complete and timely implement and maintain system reliability during and after transitioning to generation alternatives to Indiana Electric’s coal generation; execution of the retirement or fuel conversion of Indiana Electric’s coal facilities on anticipated timelines or at all; the ability to construct and/or permit new natural gas pipelines; the ability to procure resources needed to build at a reasonable cost, the lack of or scarcity of resources and labor, any project cancellations, construction delays or overruns (including as a result of changes in U.S. or foreign trade policies) and the ability to appropriately estimate costs of new generation; impact of any supply chain disruptions; changes in applicable standards, metrics, methodologies or frameworks; and enhancement of energy efficiencies.